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                                                                       Exhibit j






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Reports to Shareholders of Salomon Brothers Strategic Bond Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers Asia Growth Fund, Salomon Brothers International Equity Fund, Salomon Brothers Small Cap Growth Fund, Salomon Brothers All Cap Value Fund, Salomon Brothers Large Cap Growth Fund, Salomon Brothers Large Cap Core Equity Fund, Salomon Brothers Balanced Fund (ten of the portfolios constituting Salomon Brothers Series Funds Inc), Salomon Brothers Investors Value Fund Inc and Salomon Brothers Capital Fund Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, NY
April 29, 2002




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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Salomon Brothers New York Municipal Money Market Fund and Salomon Brothers Cash Management Fund (two of the portfolios constituting Salomon Brothers Series Funds Inc), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP



New York, NY
April 29, 2002